Exhibit 3.1

Delaware

The first State

I,   HARRIET SMITH  WINDSOR,   SECRETARY OF STATE  OF  THE  STATE  OF DELAWARE,   DO HEREBY  CERTIFY  THE ATTACHED  IS A  TRUE AND  CORRECT COPY OF  THE  CERTIFICATE  OF INCORPORATION OF   "GLOBAL  EPLATFORM TECHNOLOGIES  INC. ",   FILED  IN  THIS  OFFICE  ON  THE  TWENTY-EIGHTH DAY OF MARCH,   A.D.   2008,   AT 9:32  O'CLOCK A.M.

A FILED COPY OF THIS CERTIFICATE HAS BEEN FORWARDED TO   THE KENT COUNTY RECORDER OF DEEDS.

4525761 8100 080366653 You may verify this certificate online at corp.delaware.gov/authver.shtml	/s/ Harriet Smith Winsor Harriet Smith Winsor, Secretary of State AUTHENTICATION: 6487081 DATE: 03-31-08

        State of Delaware
      Secretary of State
   Division of Corporations
Delivered 09:34 AM 03/28/2008
  FILED 09:32 AM 03/28/2008
SRV 080366653 - 4525761 FILE

STATE OF DELAWARE

CERTIFICATE OF INCORPORATION

A STOCK CORPORATION

First: The name of this Corporation is Global ePIatform Technologies Inc.

Second: The address of its registered office in the State of Delaware is 40 E Division Street, Suite A in the City of Dover, County of Kent. The name of it's registered agent at such address is PARACORP INCORPORATED.

Third: The purpose of the corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.

Fourth: The amount of the total stock of this corporation is authorized to issue is 1,000,000,000 common shares with a par value of $0.000001 and 1,000,000,000 preferred shares with a par value of $0.000001 per share.
Fifth: The name and mailing address of the incorporator are as follows:

Name:                  Stephen Wan

Address:             848 Stewart Drive Suite #101 Sunnyvale, CA   94085

I, the undersigned, for the purpose of forming a corporation under the laws of the State of Delaware, do make, file and record this Certificate, and do certify that the facts herein stated are true, and I have accordingly hereunto set my hand this 26th day of March, A.D. 2008.

By:	/s/ Stephen Wan
Stephen Wan